EXHIBIT 10.3

AMENDMENT TO SERVICE AGREEMENT, DATED DECEMBER 18, 2012 BETWEEN BBVAPR BANK AND APLICA TECNOLOGIA AVANZADA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE

CONVENIO MODIFICATORIO AL CONTRATO DE PRESTACIÓN DE SERVICIOS DE ASISTENCIA TÉCNICA QUE CELEBRAN POR UNA PARTE APLICA TECNOLOGÍA AVANZADA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, REPRESENTADA EN ESTE ACTO POR RODOLFO MEDINA ROOS A QUIEN SE DENOMINARA "ATA"; Y POR LA OTRA PARTE BANCO BILBAO VIZCAYA ARGENTARIA PUERTO RICO, REPRESENTADO POR LOS SEÑORES ALFREDO IZQUIERDO HERRERA Y BONOSIO CASELLAS BOND, A QUIEN SE LE DENOMINARA "EL BANCO", Y CONJUNTAMENTE CON "ATA" COMO "LAS PARTES", AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

ANTECEDENTES

I.          Con fecha 3 de Enero de 2011 ATA y el Banco, celebraron un Contrato de Prestación de Servicios relacionados con el procesamiento de datos relacionados con la plataforma tecnológica de tipo Mainframe, la administración y operación de sistemas, mediante el empleo de sistemas y equipos automatizados en adelante el “Contrato”.

II.       Con fecha 2 de enero de 2011, las Partes celebraron un Addendum al Contrato, mediante el cual acordaron adicionar a el Contrato el “Vendor Compliance SAS 70/SSAE 16”, de conformidad a la legislación de Puerto Rico, correspondiente al tema de auditorías, haciéndolo parte integral del mismo.

III.     Con fecha 1 de enero de 2012, las Partes firmaron el Anexo de contraprestación del Contrato, correspondiente al periodo del 1 de Enero de 2012 al 31 de Diciembre de 2012.

IV.      Por así convenir a los intereses de las Partes, éstas acuerdan, sujeto al cumplimiento de la condición suspensiva señalada en este Convenio Modificatorio, modificar la Clausula VIGÉSIMA SEGUNDA relativa a la Terminación por Separación de BBVA del Contrato.

V.         Con fecha 28 de junio de 2012, Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), y Oriental Financial Group Inc. (“Oriental”) firmaron un contrato de compraventa de acciones (el “Contrato de Compraventa”), mediante el cual se anticipa que BBVA le venderá a Oriental todas las acciones representativas del capital social de BBVAPR Holding Corporation, la empresa matriz del Banco, y de BBVA Securities of Puerto Rico, Inc.

VI.      Como condición para el Cierre (según definido en la Clausula Segunda de este Convenio Modificatorio) del Contrato de Compraventa, BBVA y Oriental deben entrar a un acuerdo de servicios de transición (el “Acuerdo de Transición”), con relación a los servicios que serán provistos por BBVA y sus afiliadas, incluyendo a ATA, a tenor con los términos y condiciones establecidos en el Contrato de Compraventa.

VII.    Inmediatamente después del Cierre, el Banco será fusionado con Oriental Bank and Trust, una subsidiaria de Oriental, y Oriental Bank and Trust será la entidad sobreviviente que asumirá todas las obligaciones y todos los derechos del Banco bajo el Contrato, según enmendado.

VIII. Oriental ha consentido a que se omitan los servicios provistos por ATA en el Acuerdo de Transición expresamente como consecuencia de las enmiendas al Contrato pactadas en este Convenio Modificatorio.

D E C L A R A C I O N E S

I. Declara "EL BANCO" por conducto de sus Apoderados que:

a)    Es un banco comercial debidamente constituida y válidamente existente de acuerdo con las leyes del Estado Libre Asociado de Puerto Rico.

b)   Les ha conferido facultades suficientes y necesarias para la celebración del presente Convenio Modificatorio, manifestando bajo protesta de decir verdad, que dichas facultades no les han sido revocadas o limitadas en forma alguna.

c)    Para la celebración de este Convenio Modificatorio, cuenta con las autorizaciones exigidas por la normativa legal y reglamentaria aplicable en su país.

d)   La celebración de este Convenio Modificatorio y el cumplimiento de las obligaciones que de él emanan son plenamente exigibles, en virtud de que no infringe norma legal, reglamentaria o estatutaria alguna.

II. Declara "ATA" por conducto de su Director General que:

a)    Es una sociedad mercantil debidamente constituida de conformidad con las leyes mexicanas.

b)   Su Apoderado cuenta con plenas facultades y poderes para celebrar el presente Convenio Modificatorio, facultades y poderes que no le han sido revocados ni limitados en forma alguna.

c)    Para la celebración de este Convenio Modificatorio, cuenta con las autorizaciones exigidas por la normativa legal y reglamentaria aplicable en su país.

d)   La celebración de este Convenio Modificatorio y el cumplimiento de las obligaciones que de él emanan son plenamente exigibles, en virtud de que no infringe norma legal, reglamentaria o estatutaria alguna.

Expuesto lo anterior, las Partes otorgan las siguientes:

C L A U S U L A S

PRIMERA.- En este acto, las Partes convienen, sujeto al cumplimiento de la condición suspensiva establecida en este Convenio Modificatorio, en modificar la cláusula VIGÉSIMA SEGUNDA del Contrato, relativa a la Terminación por Separación de BBVA, para quedar redactada en los siguientes términos:

“VIGÉSIMA SEGUNDA.- TERMINACIÓN POR SEPARACIÓN DE BBVA. En caso de que el Banco deje de ser una subsidiaria directa o indirecta de Banco Bilbao Vizcaya Argentaria, S.A., (establecido en España), se iniciará un nuevo plazo máximo de 12 meses (el “Periodo Transitorio”) a contar a partir del 01 de Enero de 2013, (“Fecha de inicio del Periodo Transitorio”) para que ATA le siga prestando transitoriamente los Servicios a el Banco en los términos de este Contrato, quedando obligado el Banco a pagar a ATA por  los Servicios que se sigan prestando de forma transitoria: (i) las contraprestaciones por las cantidades indicadas en el Anexo B señalado en  la cláusula Cuarta de este Contrato durante el periodo que transcurra desde la Fecha de inicio del Periodo Transitorio hasta la fecha en que se cumplan seis meses a contar desde la misma, y (ii) las contraprestaciones por las cantidades indicadas en el Anexo B señalado en la cláusula Cuarta de este Contrato incrementadas en un 15% durante el periodo que transcurra desde la fecha en que se cumplan seis meses a contar desde la Fecha de inicio del Periodo Transitorio, hasta la fecha en que finalice el Periodo Transitorio, así como  los costos de la conversión que comprende apoyos informáticos para el traslado a el Banco o al nuevo proveedor que seleccione el Banco.

La calidad y nivel de desempeño de los Servicios que se continúen prestando durante el periodo de apoyo de transición no sufrirán degradación en comparación con la calidad y nivel de desempeño de dichos Servicios previamente al periodo de transición.

El Banco podrá, mediante el envío de un aviso por escrito de al menos 60 días naturales, requerir a ATA para que deje de prestar todos o alguno de los Servicios de aplicativos menores de los detallados en el Anexo B del Contrato, en cualquier momento durante el Periodo Transitorio. Cabe señalar que los Servicios de CORE BANKING por su propia naturaleza sólo podrán ser suspendidos de forma total.

Una vez concluido el periodo de apoyo de transición, ATA se obliga a (i) entregar a el Banco cualesquiera materiales de trabajo o productos de trabajo, Información Confidencial, Contenido, reportes y documentación relacionada a los Servicios que se den por terminados, absorbidos o delegados a terceros, propiedad del Banco, que estén en posesión de ATA, y (ii) a resolver las consultas del Banco en relación con conceptos a que se refiere el inciso (i) anterior.

Transcurrido el Periodo Transitorio y pagadas las mencionadas contraprestaciones, las Partes quedarán liberadas de toda responsabilidad, por lo que no se reservarán acción legal alguna que una de las Partes pudiera interponer en contra de la otra y viceversa, salvo por el derecho de exigir el cumplimiento de lo pactado en este Contrato en relación con confidencialidad de la información y Contenido.

Respecto de las contraprestaciones señaladas en esta cláusula, deberán de ser cubiertas por mensualidades vencidas, de conformidad con lo señalado en el Anexo B del Contrato, las cuales a partir del segundo semestre, se les incrementara el 15% (quince por ciento) mencionado en el primer párrafo de esta Clausula.”

SEGUNDA.- Condición Suspensiva.  La eficacia de este Convenio Modificatorio, se condiciona de forma suspensiva a que se produzca la efectiva transmisión de las acciones representativas del capital social de BBVAPR Holding Corporation por parte de BBVA a Oriental (el “Cierre”) tal como se prevé en el Contrato de Compraventa, mismo que se adjunta al presente Convenio Modificatorio como Anexo 1.

TERCERA.- Totalidad del Acuerdo; Resolución de Inconsistencias con Acuerdo de Servicios de Transición. Las Partes en este acto reconocen y convienen que el Contrato y sus Anexos y enmiendas, incluyendo este Convenio Modificatorio y sus Anexos constituyen el acuerdo total y definitivo entre las partes con respecto al objeto de este, y que el Contrato continua y permanecerá en pleno vigor y efecto, y las Partes continúan obligadas en los términos pactados, sin que la adición efectuada implique novación alguna a dicho Contrato y sus Anexos.  Las Partes reconocen que este Convenio Modificatorio es pactado para que los términos y condiciones del Contrato, según enmendados, sean consistentes con aquellos establecidos en el Acuerdo de Servicios de Transición que aparece como Exhibit B del Contrato de Compraventa que se adjunta como Anexo 1 al presente Convenio Modificatorio.

CUARTA.- Vigencia La vigencia del presente Convenio Modificatorio será a partir de la fecha de cumplimiento de la condición suspensiva señalada en la clausula Segunda de este Convenio Modificatorio acreditando esta fecha mediante la publicación que Banco Bilbao Vizcaya Argentaria, S.A. realice del Cierre en los mercados en los que cotiza, hasta el 31 de diciembre del 2013, o bien antes de conformidad con lo señalado en el párrafo 3 de la cláusula Vigésima Segunda del Contrato.

QUINTA.- Notificaciones.-  Toda notificación, comunicación, solicitud o aprobaciones otorgadas en los términos de este Convenio Modificatorio, deberán ser realizadas por escrito y dirigidas a la atención de las personas indicadas a continuación, vía correo con acuse de recibo.

El Banco

P. O. Box 364745

San Juan, Puerto Rico 00936-4745

Atención: Bonosio Casellas Bond

"ATA"

Avenida Universidad 1200, Col, Xoco, México, D.F. C.P. 03339

Atención: Sr. Rodolfo Medina Roos y/o Armando Rodríguez Téllez

SEXTA.- Contrapartidas

Las Partes acuerdan que el presente Convenio Modificatorio será firmado en contrapartidas, siendo éste válido con toda la fuerza de la Ley, como si hubiese sido firmado en un sólo documento. Se entiende por “contrapartida”, ejemplares idénticos del presente instrumento que serán firmados por las Partes en la Ciudad de San Juan, Puerto Rico y/o en la Ciudad de México, Distrito Federal, respectivamente, en dos (2) ejemplares, quedando un ejemplar debidamente firmado en poder de cada una de ellas.

Y en prueba de conformidad con cuanto antecede, las partes firman dos (2) ejemplares del presente Convenio Modificatorio en el lugar y fecha que se indica.

SÉPTIMA.- Jurisdicción, Derecho Aplicable.  Las partes acuerdan que para la interpretación, cumplimiento y ejecución del Contrato, y sus enmiendas, incluyendo este Convenio Modificatorio, serán aplicables las leyes del Estado de Nueva York, Estados Unidos, y en caso de controversia, las partes se someten a los tribunales competentes de la Tribunal Federal de Primera Instancia del Distrito Sur de Nueva York (United States District Court for the Southern District of New York) o cualquier tribunal estatal en la Ciudad de Nueva York, renunciando expresamente a cualquier otra jurisdicción que pudiera corresponderles en razón de sus domicilios presentes o futuros o por cualquier otro motivo.

Aplica Tecnología Avanzada, Sociedad Anónima de Capital Variable

/s/ Rodolfo Medina Roos Rodolfo Medina Roos
Cargo: Apoderado Fecha: __ de ______ del 2012 Lugar: Mexico

EL BANCO

Banco Bilbao Vizcaya Argentaria Puerto Rico

/s/Bonosio Casellas Bond BONOSIO CASELLAS BOND	/s/ Alfredo Izquierdo Herrera Alfredo Izquierdo Herrera
Vicepresidente Senior Fecha: __ de ____ del 2012 Lugar: Puerto Rico	Vicepresidente Ejecutivo Fecha: ___ de __ del 2012 Lugar: Puerto Rico